Exhibit 99.1
Franklin Bank Corp. Receives Extension From Nasdaq
HOUSTON, September 19, 2008 (GLOBE NEWSWIRE) — Franklin Bank Corp. (Nasdaq:FBTX) (AMEX:FBK-P.LF) (“Franklin”) on September 17, 2008 was notified by the staff of The NASDAQ Stock Market (the “Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) has granted Franklin’s request for continued listing of Franklin’s common stock provided that on or before September 30, 2008 Franklin files with the Securities and Exchange Commission Franklin’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”) and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 (the “March Form 10-Q’’) and June 30, 2008 (the “June Form 10-Q”). Pursuant to Nasdaq Marketplace Rule 4802(b), the Panel does not have discretion to extend the filing deadline for the Form 10-K beyond September 30, 2008. However, the Panel has recommended that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) call Franklin’s case for review and allow the additional time needed for Franklin to file the Form 10-K, March Form 10-Q and June Form 10-Q. No assurances may be given that the Listing Council will grant Franklin’s request for additional time.
As previously disclosed, Franklin anticipates filing the Form 10-K no later than November 28, 2008. The March Form 10-Q and June Form 10-Q can only be filed after the Form 10-K is filed. The timing of filing the Form 10-K remains uncertain, and no assurance may be given that the November 28, 2008 target date will be achieved.
If Franklin’s request for additional time to make these filings is not granted by the Listing Council, Franklin’s common stock would be subject to suspension of trading and delisting. Franklin intends to appeal any determination to delist its common stock and to request a stay of the suspension of trading and delisting of its common stock during the pendency of the appeal. The Nasdaq is not required to stay suspension or delisting during the appeal period, and no assurance may be given that any such request by Franklin will be granted.
Corporate Overview
Franklin, headquartered in Houston, Texas, was formed in April 2002. Franklin’s common stock initiated trading on Nasdaq in December 2003 under the ticker symbol FBTX. In May 2006, Franklin raised additional capital through an offering of its Preferred Stock that is now trading on The American Stock Exchange (the “AMEX”)under the ticker symbol FBK-P.LF.
Through its subsidiary, Franklin Bank, S.S.B. (the “Bank”), Franklin offers a wide variety of commercial products that allows it to serve customers in communities, as well as on a national basis. The Bank focuses on providing high-quality personalized service through its “trusted financial advisors” and strives to meet all of the financial needs of its customers. In addition to various deposit and loan products, the Bank offers retail brokerage services. For more information, you can visit its website at http://www.bankfranklin.com. The Bank is FDIC insured and an equal housing lender.

Forward Looking Statements
This announcement includes forward-looking statements. These forward-looking statements include comments with respect to the goals, objectives, expectations, strategies, and the results of Franklin’s operations and business. However, by their nature, these forward-looking statements involve numerous assumptions, uncertainties and opportunities, both general and specific. The risk exists that these statements may not be fulfilled. Franklin does not undertake, and hereby disclaims, any duty to update these forward-looking statements even though the situation and circumstances may change in the future. You are cautioned not to place undue reliance on these forward-looking statements as a number of factors could cause future results to differ materially from these statements.
Forward-looking statements may be influenced in particular by factors such as fluctuations in interest rates and stock indices, the effects of competition in the areas in which Franklin operates, and changes in economic, political, regulatory and technological conditions, including continuation for a prolonged period of current conditions in the housing, mortgage and credit markets. Other specific risks related to Franklin include the following: the result of the Bank’s regulatory examinations; the results of the final audit of Franklin’s financial statements for 2007; Franklin’s ability to effectively implement the recommendations of its Audit Committee arising out of the Audit Committee’s previously disclosed investigation; the expenses and other effects of the Audit Committee investigation; the actions of the Nasdaq and AMEX concerning the continued listing of Franklin’s securities for trading on such exchanges, and the actions of other regulatory agencies which may be taken in response to the Audit Committee’s investigation and the findings thereof; potential inability to successfully implement its business strategy; the integration of businesses that may be acquired; Franklin’s limited operating history; the potential unavailability of external financing; reliance on brokered deposits; the geographic concentration of its business, commercial real estate and consumer loan portfolios, including a significant concentration in California; the potential unavailability of single family loans for bulk purchase; the portion of the single family loan portfolio that is less than one year old; fraud and negligence by loan applicants and others with whom Franklin does business; credit risk associated with smaller borrowers in its mortgage banker finance operation; the effect of changes in the extensive regulatory scheme to which Franklin or the Bank is subject; the possibility that allowance for credit losses may be insufficient to cover actual losses; interruption in or breach of the information systems; the potential inability to obtain the third-party information services on which it relies; and environmental risks associated with foreclosure on real estate properties. Franklin cautions that the foregoing list is not exhaustive. Investors should carefully consider the aforementioned factors as well as other uncertainties and events.
Contact: Andy Black at (713) 339-8999.